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                                                                   Exhibit 24(A)


                             DUKE ENERGY CORPORATION


                                Power of Attorney
                                -----------------

                  Registration Statement on Form S-3 under the
                  Securities Act of 1933 with respect to shares of Common Stock, without par value, of Duke Energy Corporation to be issued under the InvestorDirect Choice Plan of said Duke Energy Corporation

                            (Registration Statement)

                  The undersigned, Robert P. Brace and Keith G. Butler, do each hereby constitute and appoint Richard B. Priory, David L. Hauser, Myron L. Caldwell and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission the Registration Statement of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

                  Executed the 17th day of December, 2001.



                                                       /s/Robert P. Brace
                                                       -------------------------
                                                       Robert P. Brace


                                                       /s/Keith G. Butler
                                                       -------------------------
                                                       Keith G. Butler